Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact: Robert Forrester

Executive Vice President, Chief Financial Officer

CombinatoRx, Incorporated

Phone: 617-425-7100

rforrester@combinatorx.com

CombinatoRx Announces $48.0 Million Private Placement

Boston, MA, March 23, 2006 – CombinatoRx, Incorporated (NASDAQ: CRXX), today announced that it has entered into definitive agreements with institutional and other accredited investors for the private placement of approximately 4.68 million shares of common stock at a price of $10.25 per share for a total purchase price of approximately $48.0 million. The transaction currently is scheduled to close on or about March 24, 2006, subject to customary closing conditions.

The shares of common stock offered and to be sold by CombinatoRx in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States without registration with the Securities and Exchange Commission or an applicable exemption from registration requirements. CombinatoRx has agreed to file a registration statement with the SEC covering resale of the shares of common stock in the private placement. This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. We are currently developing a portfolio of 6 product candidates targeting multiple diseases which were discovered by applying our proprietary screening technology. For further information, please visit the CombinatoRx website at www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, the expected closing date of the private placement, its plans for its product candidates and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the satisfaction of the closing conditions for the private placement, the unproven nature of the Company’s drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of CombinatoRx’s Annual Report on Form 10-K, on file with the Securities and Exchange Commission, and the other reports that CombinatoRx periodically files with the

650 Albany Street, Boston MA 02118

Ph: 617 425 7000   Fax: 617 425 7010   www.combinatorx.com

Securities and Exchange Commission. No forward-looking statement can be guaranteed and actual results may differ materially from those CombinatoRx projects.

In addition, the forward-looking statements included in this press release represent CombinatoRx’s views as of the date of this release. CombinatoRx anticipates that subsequent events and developments will cause its views to change. However, while CombinatoRx may elect to update these forward-looking statements at some point in the future, CombinatoRx specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing CombinatoRx’s views as of any date subsequent to the date of this release.

(c) 2006 CombinatoRx, Incorporated. All rights reserved.